UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2007

Commission File Number: 1-11008

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0499007
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 Carillon Parkway, St. Petersburg, Florida 33716-2325

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579-5000

N/A

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 1, 2007, Catalina Marketing Corporation (the “Company”) completed its merger (the “Merger”) with Checkout Acquisition Corp. (“Merger Sub”) pursuant to which the Company has been acquired by entities affiliated with Hellman & Friedman Capital Partners VI, L.P.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 5.01 is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on October 1, 2007 that each outstanding share of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), was cancelled and converted into the right to receive $32.50 in cash, without interest and less applicable withholding taxes, and requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to report that the shares of Company Common Stock are no longer listed on the NYSE. In connection with the completion of the Merger, trading of the Company Common Stock on the NYSE was suspended as of the close of trading on October 1, 2007.

Item 3.03.	Material Modification of Rights of Security Holders.

In connection with the Merger, each publicly held outstanding share of Company Common Stock was cancelled and converted into the right to receive $32.50 in cash, without interest and less applicable withholding taxes.

Item 5.01.	Changes in Control of Registrant.

On October 1, 2007, pursuant to an Agreement of Merger (the “Merger Agreement”), dated as of April 17, 2007, by and among Checkout Holding Corp. (“Parent”), Merger Sub and the Company, Merger Sub was merged with and into the Company, with the Company being the surviving corporation in the Merger. As a result of the Merger, all publicly held shares of Company Common Stock were cancelled and converted into the right to receive $32.50 in cash per share, without interest and less any applicable withholding taxes, and holders of Company Common Stock, restricted stock, stock options, SARs and stock units became entitled to receive Merger consideration in an aggregate amount of approximately $1.5 billion in cash from Parent. As a result of the Merger, the Company became a wholly owned subsidiary of Parent, a majority of the stock of which is owned by investment funds affiliated with Hellman & Friedman Capital Partners VI, L.P. Parent is financing the consideration to be paid in the Merger through a combination of equity and debt financing.

On October 1, 2007, the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed as an exhibit hereto and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Merger, each of Frederick W. Beinecke, Eugene P. Beard, Edward S. Dunn, Jr., Evelyn V. Follit, Peter T. Tattle, Robert G. Tobin and Jeffrey W. Ubben voluntarily resigned from the board of directors of the Company on October 1, 2007. Following the Merger, L. Dick Buell will continue to serve as a member of the board of directors of the Company.

Item 9.01.	Financial Statements and Exhibits.

Exhibit

Exhibit Number	Description
99.1	Press Release dated October 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant’s behalf.

CATALINA MARKETING CORPORATION
(Registrant)

October 1, 2007		/s/ Rick P. Frier
	Name:	Rick P. Frier
	Title:	Executive Vice President and Chief Financial Officer
(Authorized officer of Registrant and principal financial and accounting officer)